SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2025

IF BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35226	45-1834449
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

201 East Cherry Street, Watseka, Illinois	60970
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (815) 432-2476

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IROQ	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On October 29, 2025, ServBanc Holdco, Inc. (“Parent”), an Arizona corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and IF Bancorp, Inc. (the “Company”), a Maryland corporation and registered savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended (the “HOLA”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (1) the Company will merge with and into a to-be-formed Mayland corporation and wholly owned subsidiary of Parent, with the Company as the surviving corporation (the “Merger”), (2) immediately following the Merger, the Company will be merged with and into Parent, with Parent surviving the merger (the “Second Merger”), and (3) immediately following the Second Merger, Iroquois Federal Savings and Loan Association, a federal savings and loan association with its principal office in Watseka, Illinois, and a wholly owned subsidiary of the Company (the “Bank”) will be merged with and into Servbank, National Association, a national banking association with its principal office in Oswego, Illinois, and a wholly owned subsidiary of Parent (“Servbank”), with Servbank as the surviving entity (the “Bank Merger”).

Under the terms of the Merger Agreement, each share of common stock par value $0.01 per share, of the Company (“Company Stock”) that is issued and outstanding at the effective time of the Merger (the “Effective Time”), will be converted into the right to receive cash in an amount equal to the quotient of (A) $89.8 million (the “Total Cash Consideration”), divided by (B) the number of shares of Company Stock outstanding immediately prior to the Effective Time. This is expected to result in a payment of approximately $27.20 per share of Common Stock (the “Merger Consideration”), subject to adjustment based on the Company’s “Tangible Common Equity,” calculated as set forth in the Merger Agreement, at closing. If the Company’s Tangible Common Equity is less than $77.8 million (the “Minimum Equity”), then the Total Cash Consideration will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the Minimum Equity and the Company’s Tangible Common Equity. If the Company’s Tangible Common Equity exceeds the Minimum Equity, the Company may pay a cash dividend for each outstanding share of Company Stock equal to the quotient of (a) the amount that the Tangible Common Equity exceeds the Minimum Equity at closing, divided by (b) the total number of shares of Company Stock outstanding as of the record date of such dividend.

In addition, all shares of restricted stock of the Company, granted under the IF Bancorp, Inc. 2022 Equity Incentive Plan, the IF Bancorp, Inc. 2012 Equity Incentive Plan or a restricted stock agreement with the Company, whether or not vested, will vest and be entitled to receive the Merger Consideration.

The Merger Agreement contains customary representations and warranties from the Company and Parent, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of the Company’s businesses during the interim period between the execution of the Merger Agreement and the closing of the Merger, (2) the Company’s obligations to facilitate its shareholders’ consideration of, and voting upon, the Merger Agreement and the Merger, (3) the recommendation by the board of directors of the Company in favor of approval of the Merger Agreement and the Merger by its shareholders, and (4) the Company’s non-solicitation obligations relating to alternative business combination transactions.

Consummation of the Merger is subject to certain conditions, including, among others, approval of the Merger and the Merger Agreement by the Company’s shareholders, the receipt of all required regulatory approvals and expiration of applicable waiting periods, accuracy of specified representations and warranties of each party, the performance in all material respects by each party of its obligations under the Merger Agreement, and the absence of any injunctions or other legal restraints.

The Merger Agreement provides certain termination rights for both Parent and the Company, and further provides that upon termination of the Merger Agreement under certain circumstances, the Company will be obligated to pay Parent either (i) a termination fee of $2,694,000, plus up to $898,000 of costs incurred by Parent in connection with the Merger, or (ii) the expenses incurred by Parent in connection with the Merger, up to $400,000.

Under the Merger Agreement, one current director of the Company will be appointed to the board of directors of Servbank effective as of the closing of the Bank Merger.

In connection with the execution of the Merger Agreement, the directors and executive officers of the Company (1) entered into voting agreements pursuant to which such individuals, in their capacities as shareholders, have agreed, among other things, to vote their respective shares of the Company’s common stock in favor of the approval of the Merger Agreement and the transactions contemplated thereby and (2) entered into release agreements with the Company and the Bank pursuant to which such individuals will release the Company and the Bank (and Parent and Servbank as the successors in interest to the Company and the Bank from and after the effective time of the Merger) from certain types of claims against the Company or the Bank. Additionally, the Company’s directors who are not party to an employment, retention or other similar agreement entered into a support agreement pursuant to which such individuals have agreed to support the Merger and to not solicit employees or customers of the Company for 18 months. The forms of voting agreement, support agreement and release are filed as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such document, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date on which the Merger Agreement was signed or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date the Merger Agreement was signed, which subsequent information may or may not be fully reflected in any public disclosure. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with other factual information regarding the Company or Parent, their respective affiliates or their respective businesses.

Item 8.01	Other Events.

In connection with the execution of the Merger Agreement discussed in Item 1.01 above, the Company and Parent issued a joint press release on October 30, 2025. In the joint press release, the Company also announced the indefinite postponement of its 2025 annual shareholder meeting. IF Bancorp does not anticipate convening its 2025 annual shareholder meeting if the Merger is completed as currently contemplated.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often, but not always, include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include the other factors detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those described in its Forms 10-K and the following: delays in completing or the inability to complete the Merger, including delays in obtaining or the inability to obtain regulatory or shareholder approval, difficulties in achieving cost savings from the Merger or in achieving such cost savings within the expected time frame, difficulties in integrating Servbank and the Bank, the reaction of the companies’ customers, employees and counterparties to the transaction, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Parent and the Company are engaged, the effects of any shutdown of the federal government, or changes in the securities markets and other risks and uncertainties. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date on which they are made. Neither Parent nor the Company undertakes, and each specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law. All forward-looking statements, express or implied, included in this Current Report on Form 8-K are qualified in their entirety by this cautionary statement.

Additional Information

In connection with the proposed merger, the Company will provide its shareholders with a proxy statement and other relevant documents concerning the proposed transaction. Shareholders of the Company are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction. In addition to the proxy statement being mailed to shareholders of the Company, shareholders of the Company will also be able to obtain a copy of the proxy statement, and any other relevant documents, without charge, when they become available, at the Securities and Exchange Commission website (www.sec.gov), on the Company investor relations website (ifbancorp.q4ir.com), or by directing a request to:

Ashtyn Barrett

Corporate Secretary

IF Bancorp, Inc.

201 East Cherry Street

Watseka, IL 60970

The information available through the Company’s investor relations website is not and shall not be deemed part of this filing or incorporated by reference into other filings that the Company makes with the Securities and Exchange Commission.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 11, 2025, and in the amendment to its Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 28, 2025. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and between the Company and Parent, dated as of October 29, 2025

10.1	Form of Voting Agreement

10.2	Form of Support Agreement

10.3	Form of Release

99.1	Joint Press Release issued on October 30, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. the Company will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IF BANCORP, INC.

DATE: October 30, 2025	By:	/s/ Walter H. Hasselbring, III
Walter H. Hasselbring, III
Chief Executive Officer